EXHIBIT 4.6

RECEIPTS DATED AUGUST 5, 2010 PROVIDING
EXTENSION OF TIME FOR FULFILLING WORK COMMITMENTS

RECEIPT

TO:                      MILL CITY GOLD CORP. (the “Company”)

RE:
Letter agreement dated September 2, 2008 (the “Agreement”) among the Company, Temex Resources Corp. and Rainy Mountain Royalty Corp. (formerly East West Resource Corporation) in connection with an option and joint venture agreement relating to the GP2 Property

AND RE:             Extension of time for fulfilling work commitments

Capitalized terms not defined herein shall have the same terms as ascribed to them in the Agreement.

In connection with the terms of the Agreement, the undersigned hereby acknowledges and confirms:

1.	receipt from Mill City of notice of its intention to extend by one year the time for completion of its obligations set forth in paragraph 4 (the “Extension”), which Extension will also operate to:

a.	defer the subsequently accruing commitment date set forth in paragraph 5 by one year; and

b.           extend the Earn-in Period by one year;

2.	receipt from Mill City of 125,000 common shares in the capital of Mill City in consideration for the Extension; and

3.           that, for greater certainty:

a.	the obligations set forth in paragraphs 4 and 5 of the Agreement have been and are deemed to be extended by one year; and

b.	the expiration of the Earn-in Period has been extended or deemed to be extended by one year.

DATED this 5th day August, 2010.

RAINY MOUNTAIN ROYALTY CORP.

Per:
/s/
              Authorized Signatory

RECEIPT

TO:                      MILL CITY GOLD CORP. (the “Company”)

RE:
Letter agreement dated September 2, 2008 (the “Agreement”) among the Company, Temex Resources Corp. and Rainy Mountain Royalty Corp. (formerly East West Resource Corporation) in connection with an option and joint venture agreement relating to the GP2 Property

AND RE:             Extension of time for fulfilling work commitments

Capitalized terms not defined herein shall have the same terms as ascribed to them in the Agreement.

In connection with the terms of the Agreement, the undersigned hereby acknowledges and confirms:

1.	receipt from Mill City of notice of its intention to extend by one year the time for completion of its obligations set forth in paragraph 4 (the “Extension”), which Extension will also operate to:

a.	defer the subsequently accruing commitment date set forth in paragraph 5 by one year; and

b.           extend the Earn-in Period by one year;

2.	receipt from Mill City of 125,000 common shares in the capital of Mill City in consideration for the Extension; and

3.           that, for greater certainty:

a.	the obligations set forth in paragraphs 4 and 5 of the Agreement have been and are deemed to be extended by one year; and

b.	the expiration of the Earn-in Period has been extended or deemed to be extended by one year.

DATED this 5th day August, 2010.

TEMEX RESOURCES CORP.

Per:
                /s/
Authorized Signatory